大新銀行
DAH SING BANK

Date: 04-09-2024
Our Reference: 3566564

PRIVATE AND CONFIDENTIAL

ADVANCE JV CONSTRUCTION LIMITED
FLAT 1105,11/F,BLK A
NEW MANDARIN PLAZA
NO. 14 SCIENCE MUSEUM ROAD
TSIM SHA TSUI EAST,HONG KONG

Dear Sir(s) / Madam(s)

328 SME LOAN under HKMC Insurance Limited ("HKMCI") SME Financing Guarantee Scheme (the "SFGS") – 90% Guarantee Product

We have the pleasure to inform you that we are pleased to grant / extend to you the below mentioned banking facility(ies) in your favour, subject to our Terms and Conditions for SME Installment Loan (the "**T&C**") and the following terms and conditions:

Borrower
ADVANCE JV CONSTRUCTION LIMITED (the "**Borrower**")

Bank
Dah Sing Bank, Limited (the "**Bank**")

Guarantor(s) (if applicable)
CHUNG YAN NGAN (the "**Guarantor(s)**")

Facility
An installment loan of **HKD2,500,000.00** only (the "**Loan**")

Availability and Drawdown
Subject to the Borrower's acceptance of and full compliance with the T&C and the terms and conditions set out in this Facility Letter, the Bank will advance the Loan to the Borrower by crediting the Loan to the Borrower's bank account number: ______________________________ maintained with the Bank (the "**Bank Account**") on a date to be advised by the Bank.

Rate of Interest
Interest on the Loan shall be charged at a rate of **0.30% flat per month** (which is equivalent to **Annualized Percentage Rate of 7.36%**). The interest appointing to the installments shall be based on the formula commonly known as "the Rule of 78" (or such other formula as the Bank may from time to time determine in the Bank's absolute discretion), and the monthly repayment amount will be rounded down to the nearest dollar.

Overdue Interest Rate
Notwithstanding the provisions above for the charging of interest, all sums (including both principal and interest) due to the Bank shall bear **default interest rate of 2.50% per month on such arrears amount** or at such other rates as the Bank may from time to time determine in the Bank's absolute discretion until repayment. The default interest shall be immediately payable by the Borrower on demand by the Bank.

Handling Fee
The Borrower shall, in respect of the Loan, pay a non-refundable Handling Fee of **HKD12,500.00 single upfront to the Bank prior to loan disbursment.**

Date: 04-09-2024
Our Reference: 3566564

Early Settlement
Partial prepayment is not applicable to the Loan under this agreement. The Borrower may only on any date fully settle the Loan, provided that:
(a) A not less than 30 calendar days' prior written notice (which is irrevocable) specifying therein the date of full settlement which must be a business day of the Bank is given to the Bank.
(b) An Early Settlement Fee, which is equal to the **sum of 3.5% on the outstanding principal and the interest up to the next repayment date (minimum HKD500)** or at such other fee as the Bank may from time to time determine in the Bank's absolute discretion, is paid to the Bank.
(c) The Borrower shall return to the Bank all the rebate (including the Guarantee Fee rebate), offer and discount (if any) the Bank has provided to the Borrower in connection with the Loan.

Cancellation Fee
A Cancellation Fee of **1% on the Loan amount** will be charged if the Borrower has accepted this offer but failed to drawdown the Loan within 60 days from the date of acceptance of this offer.

Repayment and Terms
The Loan and the accrued interest thereon is to be repaid by **36 consecutive monthly installments of HKD76,944.00 each**, commencing one month from the date of Loan disbursement.

Guarantee Fee
The Borrower shall pay a single upfront guarantee fee (calculated in accordance with HKMCI's Operating Procedures for the SFGS (the "Operating Procedures")) (the "Guarantee Fee") not less than 7 business days before the drawdown of the Loan which shall be collected and paid by the Bank to the HKMCI in accordance with the Operating Procedures.

The Bank shall have the right to collect further Guarantee Fee from the Borrower should the terms of the 36 months guarantee to be executed by the HKMCI under the SFGS in favour of the Bank (the "HKMCI Guarantee") be varied, revised or extended any time before its expiry.

The Borrower shall further pay any revised Guarantee Fee payable to the HKMCI in connection to any request for modification to the terms of the HKMCI Guarantee (subject to the approval of the HKMCI) which the Bank considers appropriate within 7 business days after receipt of the Bank's request.

If the Borrower shall fail to pay any of the Guarantee Fee, the Bank may at its sole discretion (but is not obliged to) debit such amount from any of the account(s) of the Borrower maintained with the Bank as the Bank deems fit and pay the same to the HKMCI.

Guarantee Fee Rebate Offer
A Guarantee Fee rebate at the rate of **0% of the entire Guarantee Fee** will be paid to the Borrower.

Payment of Fees and Expenses
The Bank shall be entitled to debit all fees, charges, commissions, Guarantee Fee and any other expenses payable by the Borrower to the Bank from time to time from the Bank Account [or such other account(s) of the Borrower maintained with the Bank]without prior notice, and they shall form part of the principal due to the Bank and bear interest accordingly.

PURPOSES
1. The proceeds of the Loan must be used:
   (a) for the purpose of acquisition of equipment or assets (excluding residential properties) to facilitate the Borrower's business operations or of general working capital for the Borrower's business; or
   (b) subject to the satisfaction of certain conditions as specified under the SFGS, for refinancing the facility(ies) that are guaranteed under the SFGS; or
   (c) if applicable, for financing the single upfront Guarantee Fee.

2. Save and except as allowed under paragraph 1 above, the Borrower shall not use any of the Loan, whether directly or indirectly, in whole or in part, for:
   (a) paying, repaying, restructuring or repackaging all or any part of any loan, credit facility or payment obligation (including any loan referred to as a "classified loan" by the Hong Kong Monetary Authority

from time to time) of the Borrower, its Subsidiaries or its Related Entities; and/or

(b) financing and/or re-financing the acquisition of any business installation, machinery, equipment or other asset that was in the ownership, control or possession of the Borrower, its Subsidiaries and/or its Related Entities (whether as owner or otherwise) on or at any time before the date on which the application for the Loan was received by the Bank.

3. For the purpose of this Facility Letter, "Subsidiary" shall have the same meaning given to it under the Companies Ordinance and "Related Entity" shall be construed so that a person (A), being a sole proprietor, partnership or company, and another person (B), being a sole proprietor, partnership or company, are Related Entities of each other if any one or more persons, individually or jointly, directly or indirectly, hold, beneficially own or control 30% or more of the business interest in each of (A) and (B).

REPRESENTATIONS AND UNDERTAKINGS

The granting of the Loan shall be subject to the Borrower's agreeing to the following representations and undertakings:

1. The Borrower shall not do or permit to be done anything which would prejudice or jeopardise the rights of the Bank or the HKMCI, or both, in respect of the Loan.

2. The Borrower shall not create, or permit to be created or subsist, any subsequent security ranking in priority to or pari passu with any security that may be given to or held by the Bank for the Loan (whether exclusively or otherwise).

3. The Borrower represents, warrants and undertakes in favour of the Bank on terms and agrees to the covenants which are more particularly set out in the Schedule (as may be amended from time to time) annexed hereto. The Schedule shall constitute and form an integral part of this Facility Letter.

4. The Borrower shall not during the continuance of any of the Loan sell, sub-lease, charge, part with possession of or otherwise deal with (whether in whole or in part) any business installations and equipment and/or other assets to be acquired with any of the proceeds of the Loan without the prior written consent of the Bank, and, if the foregoing has not been complied with, the Borrower shall ensure that all the proceeds or sums realized or generated as a result shall be paid direct to the Bank for application in or towards repayment and discharge of the banking facility(ies) (which shall be reduced by the relevant amount accordingly).

5. Each of the Borrower and the Guarantor(s) acknowledges that the HKMCI's rights, including but not limited to its right of subrogation, shall at all times rank in priority to the rights and remedies, if any, of the Borrower and/or the Guarantor(s) and/or any person giving security or guarantee in relation to the Loan.

6. The Borrower further represents and warrants to the Bank that :
   (a) the Borrower does not carry on the business of a lender or otherwise providing funds available for borrowing in any way;
   (b) the Borrower is not a company or corporation which has any of its shares listed on The Stock Exchange of Hong Kong Limited (whether on its Main Board or the Growth Enterprise Market) or any similar exchange in or outside Hong Kong;
   (c) the Borrower has no outstanding default as at the date of this Facility Letter; and
   (d) the Loan is not concurrently covered under any other loan guarantee scheme provided by the Trade and Industry Department of the Government of Hong Kong Special Administrative Region and/or any other credit protection contract, scheme or arrangement (in Hong Kong or otherwise) protecting the Bank from the risk of default of a borrower(s).

7. The Borrower and/or Guarantor(s) hereby undertake(s) to inform the Bank as soon as there is any change in the proprietorship or partnership or directorship or shareholders or partners of the company, except if such Borrower and/or Guarantor(s) is/are listed company(ies).

8. The Borrower hereby consents to the Bank to provide the Guarantor(s) and security provider(s) with copies of this Facility Letter, demand for overdue payment, the latest statements of account and the Borrower's financial information in relation to the Loan.

Date: 04-09-2024
Our Reference: 3566564

Documentation

As a condition precedent to the availability of the Loan to the Borrower, the Bank shall be satisfied that it has received the following documents each in the form and substance satisfactory to the Bank:

(a) A duplicate of this Facility Letter duly executed by the Borrower and, if any, the Guarantor(s);

(b) A certified true copy (or the relevant certified extracts) of resolutions of the board of directors (or written resolutions) of the Borrower approving the acceptance of the Facility and execution of this Facility Letter and other related documents, if the Borrower is a limited company;

(c) If applicable, a Guarantee (securing an amount up to HKD**2,500,000.00** and interest thereon) duly executed by the Guarantor(s) in favour of the Bank;

(d) If applicable, a certified true copy (or the relevant certified extracts) of resolutions of the board of directors (or written resolutions) and resolutions of the shareholder(s) of the corporate Guarantor(s) approving and authorising the execution of this Facility Letter and the Guarantee, if corporate guarantee is provided; and

(e) If applicable, additional Information on Borrower and Related Entity(ies) (SFGS103) and Consent from Related Entities (SFGS103(S));

(f) Specimen signatures of the authorised person(s) of the Borrower;

(g) If applicable, certified true copy of the constitutional documents of the Borrower;

(h) An Application Form to be duly completed and signed by the Borrower and the Guarantor(s) in such form as prescribed by the Operating Procedures;

(i) Audited account of the Borrower certified by the Borrower's auditors (where the Borrower is a company) or the financial statements of the Borrower including a certified balance sheet and profit and loss account (in other cases) requested by the Bank from time to time;

(j) The duly completed and executed HKMCI Guarantee; and

(k) Such other documents or evidence as the Bank may reasonably require.

Notwithstanding the foregoing, the Loan is subject to the Bank's customary overriding right of modification, reduction, cancellation and termination, immediate repayment of all outstanding principal and interest forthwith on demand at the Bank's sole discretion without giving any reason therefor.

Notwithstanding the terms of repayment of the Loan set out above or otherwise, the Loan will automatically expire and become due and immediately repayable in full (whether demanded or not) upon the expiry or termination of the HKMCI Guarantee in connection with any of the Loan unless otherwise extended or revised by the Bank. For the avoidance of doubt, the Bank's consent to the drawing or utilisation of any of the Loan with a tenor (i.e. maturity date/expiry date) extending beyond the expiry or termination of the HKMCI Guarantee shall not be construed as the Bank's consent or agreement to extend or revise the expiry date of the Loan.

Each of the Borrower(s) and, if any, the Guarantor(s) confirms that the particulars and information provided to the Bank, whether in verbal or written form and in whatever manner, in connection with this offer are true and correct in all respects.

A person who is not a party to this Facility Letter has no rights under the Contracts (Rights of Third Parties) Ordinance (Cap. 623). Nothing in this Facility Letter, whether expressed or implied, is intended to, or will, confer on any person any benefit or any right to enforce any term which such person would not have but for the aforementioned Ordinance.

Kindly signify your receipt of the T&C and confirm your understanding and acceptance of the T&C and the terms and conditions set out above by signing and returning to the Bank the duplicate of this Facility Letter together with the Documentation mentioned above duly signed / executed within 30 days from the date hereof (please also sign or initial on each page of the duplicate letter, including attachments if any, at the bottom of right hand corner), failing which this offer shall lapse automatically.

大新銀行
DAH SING BANK

Date: 04-09-2024
Our Reference: 3566564

In case of doubt, the Borrower and, if any, the Guarantor(s) are advised to seek independent professional advice prior to signing of this Facility Letter.

Yours faithfully,
For and on behalf of
Dah Sing Bank, Limited

Authorized Signature:

____

I / We hereby confirm my / our acceptance of the Loan and agreement to be bound by the Terms and Conditions for SME Installment Loan and the terms and conditions set out above. I / We confirm that I / we have been given a copy of the Terms and Conditions for SME Installment Loan.

I / We hereby give the Bank irrevocable notice that I / we wish to drawdown the Loan via the Bank Account on such drawdown date as determined and advised by the Bank.

For and on behalf of ADVANCE JV CONSTRUCTION LIMITED

____
Authorized Signature(s)
Name: ADVANCE JV CONSTRUCTION LIMITED
CI Number: 3007833
Date:

大新銀行
DAH SING BANK

Date: 04-09-2024
Our Reference: 3566564

Applicable to Guarantor(s) only:

By signing this Facility Letter, I / we hereby acknowledge and confirm that the guarantee provided by me / us to the Bank shall extend to the banking facility(ies) granted hereunder. I / We have received a copy of the Terms and Conditions for SME Installment Loan and in particular, have read clause 9 thereof (in respect of the Bank's use of my / our personal data) and hereby express my / our agreement to it.

Name: CHUNG YAN NGAN
ID Number: V123335(1)
Date:

Date: 04-09-2024
Our Reference: 3566564

SCHEDULE

Representations, Warranties and Undertakings

1. Representations

The representations and warranties set out in Clause 1.1 to Clause 1.15 of this Schedule are made by the Borrower as of the date of this Facility Letter and the Borrower acknowledges expressly that the Bank enters into this Facility Letter in reliance on all those representations and warranties. In addition, the Borrower acknowledges expressly that each of the representations and warranties set out in Clause 1.1 to Clause 1.8 and Clause 1.10 to Clause 1.15 of this Schedule shall be deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on each date on which a drawdown is made under the relevant banking facility(ies) and on each date on which any amount is payable by the Borrower under the relevant banking facility(ies).

1.1. Status

The Borrower makes all those representations and warranties relating to its status as an eligible borrower as set out in the Guarantee Product Eligibility Criteria (as defined in the HKMCI's Operating Procedures for the SFGS).

1.2. Governing Law and Judgments

In any proceedings taken in its jurisdiction of incorporation or establishment in relation to this Facility Letter, the choice of Hong Kong law as the governing law of this Facility Letter and any judgment obtained in Hong Kong against it with respect to this Facility Letter will be recognised and enforced.

1.3. Binding Obligations

The obligations expressed to be assumed by the Borrower in this Facility Letter are legal and valid obligations binding on it and enforceable against it in accordance with the terms and conditions hereof.

1.4. Execution of this Facility Letter

The Borrower's execution of this Facility Letter, its exercise of its right and performance of its obligations hereunder and the transactions contemplated hereby do not and will not: (i) contravene any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets; (ii) conflict with its memorandum and articles of association or any other constitutional documents; or (iii) conflict with any applicable law or regulation.

The Borrower has the power to enter into this Facility Letter and all corporate and other action required to authorise the execution of this Facility Letter and the performance of its obligations hereunder has been duly taken. No limit on the Borrower's powers will be exceeded as a result of the borrowing or other assumption of obligations or any grant of security or giving of indemnities, contemplated by this Facility Letter.

1.5. No Material Proceedings

No litigation, arbitration, administrative proceedings or labour controversy before any court, tribunal, arbitrator or other relevant authority is current or, to the knowledge and belief of a senior officer of the Borrower, pending or threatened against it which would have would have a Material Adverse Effect, save for any such legal proceedings commenced by a third party which are frivolous or vexatious, have no reasonable cause of action or which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained.

In this Schedule, "Material Adverse Effect" means (a) a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower; (b) a material impairment of the ability of the Borrower to perform any of its obligations under this Facility Letter; or (c) a material impairment of the rights of, or benefits available to, the Bank under this Facility Letter.

1.6. No Material Adverse Change

Since the date of the Borrower's most recent financial statements (or audited financial statements in the case where the Borrower is a limited company), there has been no material adverse change in the business or financial condition of it.

1.7. Validity and Admissibility in Evidence

All acts, conditions and things required to be done, fulfilled and performed and all authorisations (governmental or otherwise) required to be obtained in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations in this Facility Letter, (b) to ensure that its obligations in this Facility Letter are legal, valid, binding and enforceable and (c) to make this Facility Letter admissible in evidence in its jurisdiction of incorporation or establishment have been done, fulfilled, performed and obtained and in full force and effect.

1.8. Claims Pari Passu

Under the laws of the Borrower's jurisdiction of incorporation or establishment in force at the date hereof, the claims of the Bank against it under this Facility Letter rank at least pari passu with claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatory preferred by law applying to companies generally.

1.9. No Filing or Stamp Taxes

Under the laws of the Borrower's jurisdiction of incorporation or establishment in force at the date hereof, it is not necessary that this Facility Letter be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Facility Letter or the transactions contemplated by this Facility Letter.

1.10. No Indemnity

In any proceedings taken in the jurisdiction of incorporation or establishment of the Borrower in relation to this Facility Letter, the Borrower shall not be entitled to claim for it or any of its assets immunity from suit, execution, attachment or other legal process.

1.11. No Winding-up

The Borrower has not taken any corporate action nor have any other steps been taken or legal proceedings (save for any such legal proceedings commenced by a third party which are (i) frivolous or vexatious or (ii) which are being contested in good faith by appropriate proceedings and against which adequate reserves are maintained and, in each case, are unconditionally discharged or dismissed within 180 days) been started or threatened against it for its winding-up, dissolution, administration or reorganization (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory or interim manager, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

1.12. Written Information

All material written information supplied by the Borrower is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

1.13. Solvency

The Borrower is able to pay its debts as they fall due and has not commenced negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or made a general assignment for the benefit of or a composition with its creditors.

1.14. Taxes

The Borrower has filed or caused to be filed all tax returns which are required to be filed by it and has paid all taxes shown to be due and payable by it on such returns or any assessment received by it, save for taxes which are being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been set aside by it.

1.15. Compliance

The Borrower is, to the knowledge and belief of a senior officer of it, in compliance with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities save those which are not material to its business and the effect of such non-compliance is not significantly adverse to it.

<u>Covenants</u>

2. The Borrower agrees to the following covenants:

2.1. Maintenance of Legal Validity

The Borrower shall promptly obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation or establishment to enable it to lawfully enter into and perform its obligations under this Facility Letter and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Facility Letter.

2.2. Notification of Events of Default

The Borrower shall promptly inform the Bank after it becomes aware of the occurrence of any default or event of default under this Facility Letter or of any event which might reasonably be expected to have a Material Adverse Effect.

2.3. Claims Pari Passu

Subject to Clause 2.13 below, the Borrower shall ensure that at all times the claims of the Bank against it under this Facility Letter rank and continue to rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are mandatorily preferred by law applying to companies generally.

2.4. Taxes

The Borrower shall duly and punctually file all tax returns when due and pay and discharge all taxes prior to the date on which penalties are attached thereto except for such taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside and payment of which can be lawfully withheld.

2.5. Information

The Borrower shall promptly deliver to the Bank copies of all its audited and unaudited financial statements and such other reports and information relating to the Borrower as we may reasonably request from time to time.

2.6. Maintenance of Records

The Borrower shall maintain all books of records and accounts with respect to itself and its business in good order.

2.7. Inspection

The Borrower shall, upon reasonable prior written notice from the Bank and during normal working hours, permit and arrange for the Bank or its other authorized representatives to inspect all financial records and books of accounts and discuss the Borrower's business affairs with its officers and advisors as the Bank may reasonably request.

2.8. Use of Proceeds

The Borrower shall apply the banking facility(ies) under this Facility Letter solely for the acquisition of assets (such as industrial or commercial properties, machinery and equipment, but excluding residential properties) to facilitate its business operations or of general working capital for its business operations and/or such other purposes as may be specified in the HKMCI's Operating Procedures for the SFGS and applicable to the relevant banking facility(ies) granted.

2.9. Compliance

The Borrower shall comply in all respects with the requirements of all applicable laws, rules and regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would (either individually or in aggregate) have a Material Adverse Effect.

2.10. Insurance

The Borrower shall maintain insurances on and in relation to its business and assets, in each case, with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by the Borrower and is commercially available.

2.11. Business

The Borrower shall ensure that:

(a) it has power to own its assets and carry on business as conducted from time to time;

(b) it has good title (free from any restrictions or onerous covenants) to all of the assets required for carrying on its business; and

(c) it has obtained or effected all authorisations, approvals, consents, exemptions, filings, licenses, notarisations, permits and registrations which are required in connection with its business, and that all such authorisations, approvals, consents, exemptions, filings, licenses, notarisations, permits and registrations are in full force and effect, except where the failure to obtain or effect the same or, as the case may be, the cessation of the force and effect of the same would not reasonably be expected to, have a Material Adverse Effect.

2.12. Obligations

Without prejudice to the performance of the Borrower's other obligations under this Facility Letter, the Borrower shall perform all its obligations under all of the material agreements or contracts to which it is a party.

Date: 04-09-2024
Our Reference: 3566564

2.13. Security and Further Assurance

If by the terms of this Facility Letter, security is to be given by the Borrower in favour of the Bank, the Borrower shall ensure that each security document confers valid security, of the type which such security document purports to create, in favour of the Bank, over each asset, right and benefit expressed to be subject to such security and ensure that the Bank enjoys the priority which such security is expressed to have. The Borrower shall promptly execute all documents and do all things that the Bank reasonably specifies for the purpose of enabling it to exercise its rights under each security document or preserving the priority and effectiveness of such security. (For the avoidance of doubt, the Borrower confirms that all sums from time to time owing by it to the Bank under the Facility Letter are and shall be secured by all and any security created by it, before or at the date of the Facility Letter or at any time after that date, which is by its terms expressed (in any manner whatsoever) to secure all monies owing by the Borrower to the Bank, and the Borrower will not seek to claim or assert anything to the contrary).